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                                                                   EXHIBIT 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 and related Prospectus of MSX International, Inc. for the registration of $100,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 of our report dated November 10, 1997 on our audit of the combined financial statements of APX International for the period December 31, 1995 to November 6, 1996. We also consent to the reference to our firm under the caption "Experts".


PricewaterhouseCoopers LLP

Detroit, Michigan
July 22, 1998